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                                                                   EXHIBIT 10.29

                       MANAGEMENT STOCKHOLDERS' AGREEMENT

         MANAGEMENT STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of ________, 200__, between IASIS Healthcare Corporation (the "Company"), [________] (the "Majority Stockholder") and ___________________ (the "Management Stockholder").

         WHEREAS, the Management Stockholder is an employee or service provider of the Company or an affiliate of the Company and in such capacity was granted an option (the "Option") to purchase shares of common stock of the Company, $0.01 par value per share ("Common Stock"), pursuant to the IASIS Healthcare Corporation 2004 Stock Option Plan (the "Plan");

         WHEREAS, as a condition to the issuance of shares of Common Stock pursuant to the exercise of any portion of the Option, the Management Stockholder is required under the Plan to execute this Agreement;

         WHEREAS, the Management Stockholder desires to exercise the Option to purchase shares of Common Stock; and

         WHEREAS, the Management Stockholder, the Majority Stockholder and the Company desire to enter into this Agreement and to have this Agreement apply to the shares to be purchased pursuant to the Plan and to any shares of Common Stock acquired after the date hereof by the Management Stockholder from whatever source, subject to any future agreement between the Company and the Management Stockholder to the contrary (in the aggregate, the "Shares").

         NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

         1. Investment. The Management Stockholder represents that the Shares are being acquired for investment and not with a view toward the distribution thereof.

         2. Issuance of Shares. The Management Stockholder acknowledges and agrees that the certificate for the Shares shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement):

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A MANAGEMENT STOCKHOLDERS' AGREEMENT DATED AS OF ______________, 2004 AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED, ASSIGNED OR ENCUMBERED, EXCEPT AS MAY BE PERMITTED BY THE AFORESAID AGREEMENT. A COPY OF THE MANAGEMENT STOCKHOLDERS' AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.


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         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

         Upon the termination of this Agreement, or upon registration of the Shares under the Securities Act of 1933 (the "Securities Act"), the Management Stockholder shall have the right to exchange any Shares containing the above legend (i) in the case of the registration of the Shares, for Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for Shares legended only with the second paragraph described above.

         3.       Transfer of Shares; Call Rights.

         (a) The Management Stockholder agrees that he will not cause or permit the Shares or his interest in the Shares to be sold, transferred, hypothecated, assigned or encumbered except as expressly permitted by this
Section 3; provided, however, that the Shares or any such interest may be Transferred (i) on the Management Stockholder's death by bequest or inheritance to the Management Stockholder's executors, administrators, testamentary trustees, legatees or beneficiaries and (ii) in accordance with Section 4 of this Agreement, subject in any such case to the agreement by each transferee (other than the Company or as otherwise permitted by the Company) in writing to be bound by the terms of this Agreement as if such transferee had been an original signatory hereto and provided in any such case that no such transfer that would cause the Company to be required to register the Common Stock or Preferred Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be permitted.

         (b) The Company (or its designated assignee) shall have the right, during the ninety-day period following the later of (x) the date of termination of the Management Stockholder's employment for any reason or (y) the 181st day after the Management Stockholder acquires Shares (provided that there may be multiple 90-day periods if Management Stockholder has multiple acquisitions of Shares), to purchase from the Management Stockholder, and upon the exercise of such right the Management Stockholder shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Management Stockholder as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock determined as of the date as of which such right is exercised. The Company (or its designated assignee) shall exercise such right by delivering to the Management Stockholder a written notice specifying its intent to purchase Shares held by the Management Stockholder, the date as of which such right is to be exercised and the number of Shares to be purchased. Such purchase and sale shall occur on such date as the Company (or its designated assignee) shall specify which date shall not be later than ninety (90) days after the fiscal quarter-end immediately following the date as of which the Company's right is exercised; provided that the Company may delay any such payment in the event such payment will result in the violation of the terms or provisions of, or result in a default or event of


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default under, any guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date (hereinafter a "Financing Agreement"). In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, such payment shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder if no delay had occurred plus interest for the period from the date on which the purchase price would have been paid but for the delay in payment provided herein to the date on which such payment is made (the "Delay Period"), calculated at an annual rate equal to the average annual prime rate charged during the Delay Period by a nationally recognized bank designated by the Board.

         4.       Certain Rights.

         (a) Drag Along Rights. If the Majority Stockholder desires to sell all or substantially all of its shares of Common Stock to a good faith independent purchaser (a "Purchaser") (other than any other investment partnership, limited liability company or other entity established for investment purposes and controlled by one or more of the members or the principals of the Majority Stockholder or any of its affiliates and other than any employees of the Majority Stockholder hereinafter referred to as a "Permitted Transferee") and said Purchaser desires to acquire all or substantially all of the issued and outstanding shares of Common Stock (or all or substantially all of the assets of the Company) upon such terms and conditions as agreed to with the Majority Stockholder, the Management Stockholder agrees to sell all of his Shares to said Purchaser (or to vote all of his Shares in favor of any merger or other transaction which would effect a sale of such shares of Common Stock or assets of the Company) at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Majority Stockholder. In such case, the Majority Stockholder shall give written notice of such sale to the Management Stockholder at least fifteen (15) days prior to the consummation of such sale, setting forth (i) the consideration to be received by the holders of shares of Common Stock, (ii) the identity of the Purchaser, (iii) any other material items and conditions of the proposed transfer and (iv) the date of the proposed transfer. The Majority Stockholder and the Management Stockholder who exercises similar drag-along rights shall be responsible for their proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the proposed Purchaser or the Company.

         (b)      Tag Along Rights. (i) Subject to paragraph (iv) of this
Section 4(b), if the Majority Stockholder or its Permitted Transferee proposes to transfer any of its shares of Common Stock to a Purchaser (other than a Permitted Transferee), then the Majority Stockholder or his Permitted Transferee (hereinafter referred to as a "Selling Stockholder") shall give written notice of such proposed transfer to the Management Stockholder (the "Selling Stockholder's Notice") at least fifteen (15) days prior to the consummation of such proposed transfer, and shall provide notice to all other stockholders of the Company to whom the Majority Stockholder has granted similar "tag-along" rights (such stockholders together with the Management Stockholder, referred to herein as the "Other Stockholders") setting forth (A) the number of shares of Common Stock offered, (B) the consideration to be received by such Selling


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Stockholder, (C) the identity of the Purchaser, (D) any other material items and conditions of the proposed transfer and (E) the date of the proposed transfer.

         (ii) Upon delivery of the Selling Stockholder's Notice, the Management Stockholder shall have the right to require the Selling Stockholders to cause the proposed Purchaser to purchase up to the number of such Management Stockholder's Shares equal to the product of (x) the number of Shares of the Management Stockholder multiplied by (y) a fraction, the numerator of which is the number of shares of Common Stock proposed to be transferred by the Selling Stockholder to the proposed Purchaser and the denominator which is the total number of shares of Common Stock of the Selling Stockholder. In the event that the Selling Stockholder is unable to cause the proposed Purchaser to purchase the number of shares of Common Stock equal to the sum of the number of shares of Common Stock proposed to be transferred by the Selling Stockholder and the number of the Management Stockholder's Shares calculated pursuant to the preceding sentence, then the Management Stockholder shall be entitled to sell up to its pro rata portion of the Shares actually purchased by the proposed Purchaser, based on the relative number of shares of Common Stock held by the Selling Stockholder and all Other Stockholders exercising similar tag-along rights. If the Management Stockholder exercises his right under this Section, the Selling Stockholder shall deliver or cause to be delivered to the Management Stockholder copies of all transaction documents related to the proposed Transfer as the same become available.

         (iii) Any Transfer of Shares by the Management Stockholder shall be at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Selling Stockholder, by sending written notice to the Selling Stockholder within fifteen (15) days after the date of the Selling Stockholder's Notice, indicating its desire to exercise its rights and specifying the number of Shares it desires to transfer; provided that such number of Shares does not exceed the number of Shares determined pursuant to Section 4(b)(ii) and, provided, further, that in order to be entitled to exercise its tag-along rights pursuant to this Section 4(b), the Management Stockholder must agree to make to the proposed Purchaser, representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Stockholder in connection with the proposed transfer and agree to the same conditions to the proposed transfer as the


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                  Selling Stockholder agrees, it being understood that all such representation, warranties, covenants, indemnities and agreements shall be made by the Selling Stockholder, the Management Stockholder and any Other Stockholder exercising similar tag-along rights severally and not jointly. The Selling Stockholder, the Management Stockholder and any Other Stockholder who exercises similar tag-along rights shall be responsible for their proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the proposed Purchaser or the Company.

         (iv) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall not apply to any sale or transfer by the Majority Stockholder of shares of Common Stock unless and until the Majority Stockholder, after giving effect to the proposed sale or transfer, shall have sold or transferred in the aggregate (other than to Permitted Transferees) shares of Common Stock, representing 5.0% of shares of Common Stock owned by the Majority Stockholder on the date hereof.

         5. Termination. This Agreement shall terminate with respect to the Common Stock immediately following the existence of a Public Market for the Common Stock except that (i) the requirements contained in Section 2 hereof shall survive the termination of this Agreement and (ii) the provisions contained in Section 3 hereof shall continue with respect to each Share during such period of time, if any, as the Management Stockholder is precluded from selling such Shares pursuant to Rule 144 of the Securities Act. For this purpose, a "Public Market" for the Common Stock shall be deemed to exist if at least 20% of the total outstanding Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

         6. Distributions With Respect To Shares. As used herein, the term "Shares" includes securities of any kind whatsoever distributed with respect to the Common Stock acquired by the Management Stockholder pursuant to the Plan or any such securities resulting from a stock split or consolidation involving such Common Stock.

         7. Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the Management Stockholder's right to assign his or her rights under Section 3(a) or the Company's right to assign its rights under Section 3(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.


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         8.       Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

         If to the Management Stockholder, to his most recent address shown on records of the Company or its Affiliate;

         If to the Company:
         IASIS Healthcare Corporation
         Dover Centre
         113 Seaboard Lane, Suite A200
         Franklin, TN 37067
         Attention: Board of Directors and Secretary

         If to the Majority Stockholder, to its most recent address shown on records of the Company or its Affiliate;

         or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

         11. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         13. Severability. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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         14.      Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                        ---------------------------
                                        [Management Stockholder]


                                        IASIS Healthcare Corporation



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                                        By:
                                        Title:



                                        [------------------------]



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                                        By:
                                        Title:


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